                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       The Ashton Technology Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          [LOGO OF ASHTON TECHNOLOGY]

                       THE ASHTON TECHNOLOGY GROUP, INC.
                              ELEVEN PENN CENTER
                              1835 MARKET STREET
                                   SUITE 420
                       PHILADELPHIA, PENNSYLVANIA 19103

                        NOTICE OF CONSENT SOLICITATION

To the Holders of Redeemable Common Stock Purchase Warrants of
THE ASHTON TECHNOLOGY GROUP, INC.:

  Attached hereto is a Consent Statement which solicits the consent of the holders of the Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") of The Ashton Technology Group, Inc., a Delaware corporation (the "Company"), to amend the Warrant Agreement between the Company and StockTrans, Inc., a Pennsylvania corporation, as warrant agent, to reduce the redemptive trading price of the Redeemable Warrants from $6.75 per share to $5.50 per share (the "Amendment"). The proposed Amendment is described in detail in the Consent Statement. If the proposed Amendment is approved, the Company will permanently decrease the Exercise Price of the Redeemable Warrants from $5.85 per Redeemable Warrant to $4.50 per Redeemable Warrant.

  The Board of Directors of the Company has determined that the proposed Amendment is in the best interests of the Company and its stockholders, has unanimously approved the proposed Amendment and recommends that the holders of Redeemable Warrants consent to the proposed Amendment.

                                          Sincerely,

                                          /s/ Fredric W. Rittereiser

                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer
Philadelphia, Pennsylvania
November 6, 2000

                            YOUR VOTE IS IMPORTANT.
               PLEASE REMEMBER TO RETURN YOUR CONSENT PROMPTLY.

                          [LOGO OF ASHTON TECHNOLOGY]

                       THE ASHTON TECHNOLOGY GROUP, INC.
                              ELEVEN PENN CENTER
                              1835 MARKET STREET
                                   SUITE 420
                       PHILADELPHIA, PENNSYLVANIA 19103

                               CONSENT STATEMENT
                             CONSENT SOLICITATION

  This Consent Statement and the accompanying form of consent are being furnished to the holders of the Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") of The Ashton Technology Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of consents by the Board of Directors of the Company (the "Board of Directors") to an amendment to the Warrant Agreement between the Company and StockTrans, Inc., a Pennsylvania corporation, as warrant agent (the "Warrant Agreement"), to reduce the redemptive trading price of the Redeemable Warrants from $6.75 per share to $5.50 per share (the "Amendment"). If the proposed Amendment is approved, the Company will permanently decrease the Exercise Price of the Redeemable Warrants from $5.85 per Redeemable Warrant to $4.50 per Redeemable Warrant. Only holders of Redeemable Warrants at the close of business on November 3, 2000 are entitled to notice of, and to consent to, the proposed Amendment. The Notice of Consent Solicitation, Consent Statement and form of consent are being sent or given to holders of Redeemable Warrants commencing on or about November 6, 2000. Holders of Redeemable Warrants are being asked to submit their consents with respect to the proposed Amendment by December 15, 2000.

  YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING CONSENT IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ Fredric W. Rittereiser

                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

Philadelphia, Pennsylvania
November 6, 2000

                                 INTRODUCTION

Solicitation of Consents

  The Redeemable Warrants were issued in the Company's initial public offering in May 1996. The terms of the Redeemable Warrants are set forth in the Warrant Agreement. Under the Warrant Agreement, the Company may, on not less than 30 days' prior written notice, redeem all or a portion of the Redeemable Warrants at a redemption price of $.25 per Redeemable Warrant; provided, however, that before any such call for redemption of Redeemable Warrants can take place, the average closing bid price for the Company's Common Stock as reported by The Nasdaq Stock Market, Inc. shall have equaled or exceeded $6.75 per share (subject to adjustment in the event of stock splits or similar events) (the "Redemptive Trading Price") for 20 consecutive trading days ending within ten days prior to the date on which notice of redemption is given. During the three months prior to the date on which this Consent Statement is being sent or given to holders of Redeemable Warrants, the highest price for the Company's Common Stock as reported by The Nasdaq Stock Market, Inc. was $4.875.

  If the accompanying consent is properly executed and returned, the Redeemable Warrants represented thereby will be counted in accordance with the instructions specified in the consent. Consents are to be submitted by December 15, 2000. However, if the Company has not received a sufficient number of consents by December 15, 2000, the Company may elect to extend this Consent Solicitation by press release or other similar public announcement; provided, however, that, under Section 228(c) of the Delaware General Corporation Law, this Consent Solicitation may not be extended beyond the date that is 60 days after the earliest dated consent that is received by the Company.

  Any consent executed and delivered by a holder of Redeemable Warrants may be revoked by delivery to the Company of a written notice of such revocation prior to the date of approval of the proposed Amendment.

Manner and Expenses of Solicitation

  Solicitation of consents will be undertaken by officers and employees of the Company, on behalf of the Board of Directors, by mail, telephone, facsimile and personal contact. All costs thereof will be borne by the Company. The Company may also make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward consent materials to the holders of the Redeemable Warrants and to request authority for the execution of consents. If it does so, the Company will reimburse such organizations for their reasonable expenses in connection therewith. In addition, the Company has entered into an arrangement with Corporate Investor Communications, Inc. ("CIC"), whereby CIC shall act as consent solicitor on behalf of the Board of Directors in connection with the Consent Solicitation, soliciting consents by mail, telephone, facsimile and personal contact. In exchange for its services as consent solicitor, CIC will receive payment of approximately $7,000, plus reasonable expenses, from the Company.

Required Vote

  At September 29, 2000, there were outstanding 3,430,219 Redeemable Warrants. Each Redeemable Warrant is entitled to one vote on the proposed Amendment.

  Only holders of record of Redeemable Warrants at the close of business on November 3, 2000 (the "Record Date") will be entitled to notice of, and to consent to, the proposed Amendment. A list of all of the holders of record of Redeemable Warrants entitled to notice of, and to consent to, the proposed Amendment will be available for inspection by any holder of Redeemable Warrants upon request and during regular business hours at the offices of the Company beginning on the day following the Record Date and ending on the day on which this Consent Solicitation is terminated.

  The consent of holders of Redeemable Warrants representing not less than two-thirds of the Redeemable Warrants outstanding is required for the authorization and approval of the proposed Amendment. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely instructions on certain matters from such beneficial owner) with respect to the proposed Amendment will have the effect of a consent withheld.

  If the proposed Amendment is approved by the holders of the Redeemable Warrants, the Company will promptly notify all holders of Redeemable Warrants who have not consented in writing to the extent required by Section 228(d) of the Delaware General Corporation Law. If the proposed Amendment is approved, the Company will permanently decrease the Exercise Price of the Redeemable Warrants from $5.85 per Redeemable Warrant to $4.50 per Redeemable Warrant.

       AMENDMENT TO WARRANT AGREEMENT TO REDUCE REDEMPTIVE TRADING PRICE

  Under the Warrant Agreement, the Company may, on not less than 30 days' prior written notice, redeem all or a portion of the Redeemable Warrants at a redemption price of $.25 per Redeemable Warrant; provided, however, that before any such call for redemption of Redeemable Warrants can take place, the average closing bid price for the Company's Common Stock as reported by The Nasdaq Stock Market, Inc. shall have equaled or exceeded the Redemptive Trading Price for 20 consecutive trading days ending within ten days prior to the date on which notice of redemption is given. The right to exercise Redeemable Warrants called for redemption will be forfeited unless such Redeemable Warrants are exercised prior to the date specified in the notice of redemption.

  The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Warrant Agreement to reduce the Redemptive Trading Price of the Redeemable Warrants from $6.75 per share to $5.50 per share. Such a reduction in the Redemptive Trading Price of the Redeemable Warrants will make it more likely that the Company will be able to make a call for redemption of Redeemable Warrants, thereby encouraging holders to exercise their Redeemable Warrants. Under the Warrant Agreement, the consent in writing of registered holders representing not less than two-thirds of the outstanding Redeemable Warrants is required in order to amend the Warrant Agreement to reduce the Redemptive Trading Price.

  The Warrant Agreement also provides that each Redeemable Warrant may be exercised for one share of Common Stock of the Company upon payment to the Company of $5.85 per Redeemable Warrant (subject to adjustment in the event of stock splits or similar events) (the "Exercise Price").

  In connection with the reduction of the Redemptive Trading Price, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Warrant Agreement to reduce the Exercise Price of the Redeemable Warrants from $5.85 per Redeemable Warrant to $4.50 per Redeemable Warrant. Such a reduction in the Exercise Price of the Redeemable Warrants also will make it more likely that the Redeemable Warrants will be exercised. Under the Warrant Agreement, the Company has the right, in its discretion, to decrease the Exercise Price of the Redeemable Warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the registered holders of the Redeemable Warrants. If the proposed amendment to the Warrant Agreement to reduce the Redemptive Trading Price is approved, the Company will permanently decrease the Exercise Price of the Redeemable Warrants from $5.85 per Redeemable Warrant to $4.50 per Redeemable Warrant.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

  The following tables set forth certain information as of September 29, 2000 regarding (i) the beneficial ownership of the equity securities of the Company and certain of its subsidiaries by the executive officers and directors of the Company and (ii) the beneficial ownership of the equity securities of the Company and certain of its subsidiaries by all executive officers and directors of the Company as a group. As of September 29, 2000, there were 28,928,763 shares of Common Stock issued and outstanding.

1. The Ashton Technology Group, Inc., Common Stock, par value $.01 per share.

Name and Address of                              Amount and Nature    Percent
Beneficial Owner**                            of Beneficial Ownership Of Class
-------------------                           ----------------------- --------
Arthur J. Bacci..............................          193,660(1)          *
Thomas G. Brown..............................           50,000(2)          *
Richard E. Butler............................          230,000(3)          *
K. Ivan F. Gothner...........................          770,262(4)        2.6%
Marc Gresack.................................              -0-             *
Herbert Kronish..............................              -0-             *
Fredric W. Rittereiser.......................        1,628,500(5)        5.4%
Matthew J. Saltzman..........................            6,000             *
William W. Uchimoto..........................          275,536(6)          *
Fred S. Weingard.............................          873,869(7)        2.9%
All executive officers and directors of the
 Company as a group (11 persons).............        4,033,427 ***      12.4%

--------
*    Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.
***  Includes 3,488,965 shares issuable upon exercise of options.
(1) Represents (i) 6,100 shares of Common Stock; (ii) 100,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $3.1875 per share; and (iii) 87,560 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(2) Represents 50,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.875 per share.
(3) Represents (i) 180,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable $1.875 per share; and (ii) 50,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(4) Represents (i) 20,262 shares of Common Stock; and (ii) 750,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.875 per share.
(5) Mr. Rittereiser may be deemed to be the beneficial owner of: (i) 403,500 shares of Common Stock held of record by The Dover Group, Inc. ("Dover");
     (ii) 25,000 shares of Common Stock issuable upon the exercise of Redeemable Warrants held by Dover, which are currently exercisable at $5.85 per share; (iii) 1,000,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser, which are currently exercisable at $1.875 per share; (iv) 100,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser, which are currently exercisable at $10.50 per share; and (v) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership. Dover is a corporation of which Mr. Rittereiser is the sole stockholder, director and officer.
(6) Represents (i) 3,000 shares of Common Stock; (ii) 180,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.875 per share; and (iii) 92,536 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

(7) Represents (i) 10,000 shares of Common Stock; (ii) 100,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $14.25 per share; (iii) 538,750 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.875 per share; (iv) 100,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $10.50 per share; and (v) 125,119 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

2. Universal Trading Technologies Corporation (Majority Owned Subsidiary), Common Stock, par value $.01 per share (18,530,417 shares outstanding).

Name and Address of                              Amount and Nature of Percent
Beneficial Owner**                               Beneficial Ownership of Class
-------------------                              -------------------- --------
Arthur J. Bacci.................................        500,000(1)       2.6%
Thomas G. Brown.................................        125,000(2)         *
Richard E. Butler...............................        225,000(3)       1.2%
K. Ivan F. Gothner..............................        640,000(4)       3.3%
Marc Gresack....................................            -0-            *
Herbert Kronish.................................            -0-            *
Fredric W. Rittereiser..........................      1,000,001(5)       5.1%
Matthew J. Saltzman.............................            -0-            *
William W. Uchimoto.............................        500,000(6)       2.6%
Fred S. Weingard................................        650,000(7)       3.4%
All executive officers and directors of the
 Company as a group (11 persons)................      3,650,001 ***     16.6%

--------
*    Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.
***  Includes 3,395,000 shares issuable upon exercise of options.
(1) Represents (i) 187,500 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.33 per share; and (ii) 312,500 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(2) Represents 125,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(3) Represents 225,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(4) Represents 640,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(5) Represents (i) 250,001 shares of Common Stock held by Dover; and (ii) 750,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(6) Represents 500,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(7) Represents (i) 650,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.

3. Electronic Market Center, Inc. (Majority Owned Subsidiary), Common Stock, par value $.0001 per share (12,655,000 shares outstanding).

Name and Address of                              Amount and Nature of Percent
Beneficial Owner**                               Beneficial Ownership of Class
-------------------                              -------------------- --------
Arthur J. Bacci.................................        237,500          1.9%
Thomas G. Brown.................................         75,000            *
Richard E. Butler...............................         75,000            *
K. Ivan F. Gothner..............................        187,500          1.5%
Marc Gresack....................................        175,000          1.4%
Herbert Kronish.................................            -0-            *
Fredric W. Rittereiser..........................        300,000          2.4%
Matthew J. Saltzman.............................      1,950,000         18.4%
William W. Uchimoto.............................        175,000          1.4%
Fred S. Weingard................................        175,000          1.4%
All executive officers and directors of the
 Company as a group (12 persons)................      3,450,000         27.3%

--------
*    Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.

Certain Beneficial Owners

  The following table sets forth certain information as of September 29, 2000 regarding each person, other than directors and executive officers, who is known by the Company to own beneficially more than five percent (5%) of the Common Stock.

Name and Address of                               Amount and Nature of Percent
Beneficial Owner                                  Beneficial Ownership Of Class
-------------------                               -------------------- --------
The Dover Group, Inc.............................      1,628,500(1)         5.4%
 20 Maple Street
 Toms River, NJ 08753

--------
(1)  Includes: (i) 403,500 shares of Common Stock held of record by Dover;
     (ii) 25,000 shares of Common Stock issuable upon the exercise of Redeemable Warrants held by Dover, which are currently exercisable at $5.85 per share; (iii) 1,000,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser, which are currently exercisable at $1.875 per share; (iv) 100,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser, which are currently exercisable at $10.50 per share; and (v) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership. Dover is a corporation of which Mr. Rittereiser is the sole stockholder, director and officer.

                             FINANCIAL INFORMATION

  The Company's financial statements for the fiscal year ended March 31, 2000 are included in the Company's 2000 Annual Report to Stockholders, which was mailed to the Company's stockholders with the Company's proxy statement, and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The Company will provide, without charge, to each holder of Redeemable Warrants, upon such holder's written or oral request, copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, which were filed with the Securities and Exchange Commission, by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such documents should be directed to the Secretary of the Company at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, telephone (215) 789-3300. The Company is incorporating by reference into this Consent Statement the financial information in its Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, including the financial statements, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and quantitative and qualitative disclosures about market risk.

                             STOCKHOLDER PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For stockholder proposals to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders, the Company must receive them not later than March 30, 2001. If any stockholder wishes to present a proposal to the 2001 Annual Meeting of Stockholders that is not included in the proxy statement relating to such meeting and fails to submit such proposal to the Secretary of the Company on or before June 13, 2001, then the Board of Directors will be allowed to use its discretionary voting authority when the proposal is raised at the 2001 Annual Meeting of Stockholders, without any discussion of the matter in its proxy statement. All proposals should be addressed to the Company at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, Attention: President. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 2001 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC and the Company's Bylaws at that time in effect.

                                          By Order of the Board of Directors,

                                          /s/ Fredric W. Rittereiser

                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

November 6, 2000

                       THE ASHTON TECHNOLOGY GROUP, INC.
           This Consent is being solicited by the Board of Directors.
        Consent of Holders of Redeemable Common Stock Purchase Warrants

  The undersigned, a holder of record of the Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") of The Ashton Technology Group, Inc. (the "Company"), hereby acknowledges receipt of the Consent Statement and consents pursuant to Section 228 of the Delaware General Corporation Law, with respect to the number of Redeemable Warrants held by the undersigned, to the following amendment to the Warrant Agreement between the Company and StockTrans, Inc., as warrant agent (the "Warrant Agreement").

  Amendment to Warrant Agreement to Reduce Redemptive Trading Price:

  RESOLVED, that the words "$6.75 per share" in Section 9(a) of the Warrant Agreement be replaced in their entirety with the words "$5.50 per share."

               [_] CONSENT  [_] CONSENT WITHHELD [_] ABSTAIN

                  (Continued and to be SIGNED on Reverse Side)

                              PLEASE ACT PROMPTLY.
         IMPORTANT: THIS CONSENT MUST BE SIGNED AND DATED TO BE VALID.

                                            Dated: ______________________, 2000

                                            ____________________
                                            Signature: _________
                                            Signature: _________
                                            Title/Authority: ___

                                            Consents can only be given by the
                                            holder of record of Redeemable
                                            Warrants on the Record Date.
                                            Please sign exactly as your name
                                            appears on your Redeemable
                                            Warrant(s) on the Record Date or
                                            on the label affixed hereto. If
                                            Redeemable Warrants are registered
                                            in more than one name, the
                                            signature of all such persons
                                            should be provided. A corporation
                                            should sign in its full corporate
                                            name by a duly authorized officer,
                                            stating his or her title.
                                            Trustees, guardians, executors and
                                            administrators should sign in
                                            their official capacity, giving
                                            their full title as such. A
                                            partnership should sign in its
                                            partnership name by authorized
                                            persons.

     PLEASE MARK, SIGN AND DATE THIS CONSENT BEFORE MAILING IN THE ENCLOSED
                                   ENVELOPE.